AMENDMENT TO THE

                     1990 UNISYS LONG-TERM INCENTIVE PLAN



1.	Section 7.01(a) of the Unisys Long-Term Incentive Plan is amended and restated, effective February 1, 1996, to read as follows:

	"(a)	Issuance of Restricted Shares.  As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, Unisys shall cause to be transferred on the books of the Company, shares of Company Common Stock, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to Unisys as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to Unisys. At the discretion of the Company, the shares will be registered on behalf of the Participant in book entry form or will be registered in the name of the Participant with a stock certificate, appropriately legended to reference the applicable restrictions, duly issued. All shares of Company Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and Award Agreement entered into by the Participant."